Exhibit 5.1

JOHN SELLERS

(650) 843-5070

jsellers@cooley.com

May 14, 2012

Enphase Energy, Inc.

1420 N. McDowell Blvd.

Petaluma, CA 94954

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Enphase Energy, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission covering the offering of up to an aggregate of 9,798,191 shares of the Company’s Common Stock, par value $0.00001 per share, consisting of (i) 6,485,417 shares (the “2006 Plan Shares”) pursuant to the Company’s 2006 Equity Incentive Plan (the “2006 Plan”), (ii) 2,643,171 shares (the “2011 EIP Shares”) pursuant to the Company’s 2011 Equity Incentive Plan (the “2011 EIP”) and (iii) 669,603 shares (the “2011 ESPP Shares”) pursuant to the Company’s 2011 Employee Stock Purchase Plan (the “2011 ESPP,” and together with the 2006 Plan and 2011 EIP, the “Plans”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related prospectuses, (b) the Plans, (c) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, and (d) such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the 2006 Plan Shares, the 2011 EIP Shares and the 2011 ESPP Shares, when sold and issued in accordance with the 2006 Plan, the 2011 EIP and the 2011 ESPP, respectively, and the Registration Statement and related prospectuses, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

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Very truly yours,

COOLEY LLP

By:	/s/ John H. Sellers
John H. Sellers

[SIGNATURE PAGE TO 5.1 OPINION (FORM S-8)]